UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2001

SUN POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27853
(Commission File Number)

86-0913555
(IRS Employer Identification No.)

414 Viewcrest Road, Kelowna, British Columbia, Canada V1W 4J8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 764-8118

Hyaton Organics Inc.
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Sun Power Corporation has completed the formal share exchange with Solar Energy Limited, a public company listed on the OTC Bulletin Board, and three of its subsidiaries as first announced July 13, 2001.

Under the terms of the share exchange agreements, Sun Power has acquired 100% of the shares of two private companies: Sunspring Inc. (SUNS) and Renewable Energy Corporation. Sunspring Inc. is a Nevada corporation with licenses to a portfolio of unique solar driven water desalination and pumping technology, and Renewable Energy Corporation is a New Mexico corporation with an exclusive license to proprietary solar energy technology that will enable it to produce liquid fuels, hydrogen and electricity from CO2.

After these acquisitions, we intend to engage in two new businesses. One of these businesses, using the technology licensed to Sunspring Inc. by Dr. Melvin Prueitt and others, will focus on the inexpensive production of potable water from brackish water and from sea water using solar energy to operate reverse-osmosis desalination plants. The other business, using the technology licensed to Renewable Energy Corporation by Dr. Reed Jensen, will focus on the production of liquid fuels, hydrogen and electricity from CO2.

In exchange for the shares of Sunspring Inc., we issued 2,000,000 shares of our common stock and 8,000,000 shares of our convertible Series A Preferred Stock to Solar Energy Limited. Each share of our Series A Preferred Stock is entitled to one-half of a vote and earns interest at six percent, payable quarterly only out of cash flow generated by Sunspring Inc. The Series A Preferred Stock is convertible in to common stock between January 25, 2003 and November 26, 2004, at a conversion price equal to the ten-trading day average price per share for our common shares on the last trade (sale) of the day on the OTCBB for the ten-trading day period ending on the date of conversion, with a minimum floor price of $2.00 per share and a ceiling price of $4.00 per share.

In exchange for the shares of Renewable Energy Corporation, we issued 2,000,000 shares of our common stock and 8,000,000 shares of our convertible Series B Preferred Stock to Renewable Energy Limited (REEL). Each share of our Series B Preferred Stock is entitled to one-half of a vote and earns interest at six percent, payable quarterly only out of cash flow generated by Renewable Energy Corporation. The Series B Preferred Stock is convertible in to common stock between January 25, 2003 and November 26, 2004, at a conversion price equal to the ten-trading day average price per share for our common shares on the last trade (sale) of the day on the OTCBB for the ten-trading day period ending on the date of conversion with a minimum floor price of $2.00 per share and a ceiling price of $4.00 per share.

As part of our acquisition of the shares of Renewable Energy Corporation, Dr. Reed Jensen, the President of Renewable Energy Corporation, entered into an employment agreement with Renewable Energy Corporation for a two year term commencing November 26, 2001 at a salary of $10,000 per month.

Item 5. Other Events

Milton Datsopoulos, Joel Dumaresq, Dana Hansen, Stuart Jensen and Dr. Noel Brown have been appointed to the board of Sun Power

Item 6. Resignation of Registrant's Directors

Gordon Robinson has resigned from the board of Sun Power.

Financial Statements and Exhibits

It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than February 15, 2002 (60 days after this Current Report on Form 8-K must be filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN POWER CORPORATION

Date: December 10, 2001

/s/ Andrew Schwab

Andrew Schwab, President